Exhibit 10.10

Amendment to the Packaging and Supply Agreement dated September 14, 2006

This is an Amendment (the “Amendment”) to the Packaging and Supply Agreement dated September 14, 2006 between Anderson Packaging, Inc. (“API”) and Transcept Pharmaceuticals, Inc. (“Purchaser”) (the “Agreement”).

1. API acknowledges that Purchaser has, since executing the Agreement, undergone a corporate name change from TransOral Pharmaceuticals, Inc. to Transcept Pharmaceuticals, Inc. Accordingly all references to TransOral Pharmaceuticals, Inc. set forth in the Agreement are hereby changed to Transcept Pharmaceuticals, Inc.

2. The following paragraph shall be added to the end of Section 2 of the Agreement:

With respect to Zolpidem Products only, API will supply CIAB Packaging exclusively to Purchaser for Zolpidem Products (such exclusive rights of Purchaser, the “CIAB-Zolpidem Exclusivity” and each such Zolpidem Product so packaged, a “Zolpidem Packaged Product”). For the avoidance of doubt, the CIAB-Zolpidem Exclusivity only applies to Zolpidem and no other product.

Unless otherwise agreed to by the parties, the CIAB-Zolpidem Exclusivity will continue for so long as Purchaser purchases at least [***] of Zolpidem Packaged Products in each calendar year following Purchaser’s or its designee’s first commercial sale of a Zolpidem Packaged Product, with such minimum purchase amount to be prorated for the portion of the calendar year then remaining at the time of such first commercial sale (the “CIAB Minimum Purchase Amount”). Purchaser and API further agree that the CIAB-Zolpidem Exclusivity will terminate in the event that a first commercial sale of Purchaser’s Zolpidem Packaged Product by Purchaser or its designee does not occur within [***] following FDA approval of such Zolpidem Packaged Product, and that API’s sole remedy for Purchaser’s failure to purchase the CIAB Minimum Purchase Amount shall be termination of the CIAB-Zolpidem Exclusivity.

In the event that for [***] Purchaser’s purchase volume does not prorate to [***] of Zolpidem Packaged Products per year, API may terminate the CIAB-Zolpidem Exclusivity upon [***] written notice to Purchaser. However, during such [***] notice period, the parties shall meet to discuss whether or not it is feasible for Purchaser to meet the CIAB Minimum Purchase Amount.

[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

As used in this Amendment, “Zolpidem Product” means any product containing zolpedim tartrate and/or any isomers, crystals, hydrates, anhydrates, solvates, salt forms, free acids or bases, complexes, or polymorphs thereof; and “CIAB Packaging” means API’s current “Compliance in a Bottle” packaging system, in accordance with the Specifications.

3. Capitalized terms used in this Amendment shall have the same meaning as ascribed to them in the Agreement.

In Witness Whereof, Purchaser and API have executed this Amendment effective as of                     .

ANDERSON PACKAGING, INC.		TRANSCEPT PHARMACEUTICALS, INC.

By:	/s/ Shawn P. Reilley	By:	/s/ Illegible
Name:	Shawn P. Reilley	Name:	Illegible
Title:	President	Title:	CFO
Date:	7/15/08	Date:	8/9/08